UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMAZON.COM, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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SUPPLEMENT TO

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held on Wednesday, May 30, 2018

This Supplement provides updated information with respect to the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Amazon.com, Inc. (the “Company”) to be held at 9:00 a.m., Pacific Time, on Wednesday, May 30, 2018.

This Supplement should be read in conjunction with the Company’s Notice of the 2018 Annual Meeting of Shareholders and Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 18, 2018.

Withdrawal of Shareholder Proposal

The proponents of Item 4: Shareholder Proposal Regarding Diverse Board Candidates (“Item 4”) have withdrawn the proposal. Therefore, Item 4 will not be presented or voted on at the Annual Meeting.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action with respect to your vote on Item 4. Properly executed proxy cards and voting instructions provided by shareholders will remain valid and will be voted at the Annual Meeting as instructed on the proxy card or voting instruction form with respect to all other matters properly brought before the Annual Meeting, unless revoked. Because Item 4 has been withdrawn and will not be presented at the Annual Meeting, shares represented by proxy cards and voting instruction forms returned before the Annual Meeting will not be voted with respect to Item 4, and any votes received on Item 4 will not be tabulated. Shareholders who have not yet returned their proxy card or submitted their voting instructions should complete the proxy card or provide voting instructions, disregarding Item 4. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.